STOCK PURCHASE AGREEMENT

     Stock Purchase Agreement (this "Agreement"), dated as of May 15, 2002, among Deltagen, Inc., a Delaware corporation (the "Company"); and the investors listed on Exhibit A attached hereto (each a "Purchaser" and together the "Purchasers").

                                R E C I T A L S:

     Whereas, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, that number of shares of Common Stock (as defined below) set forth opposite each such Purchaser's name on Exhibit A attached hereto at a purchase price of $4.57 per share.

                               A G R E E M E N T:

     In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby specifically acknowledged, the parties hereby agree as follows:

SECTION 1  PURCHASE AND SALE OF COMMON STOCK

     1.1 Purchase and Sale.

          (a) Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Common Stock set forth opposite each such Purchaser's name on Exhibit A attached hereto (collectively, the "Offered Securities").

          (b) Time and Place of Closing. The closing of the purchase and sale of the Offered Securities (the "Closing") shall take place on the later of (i) May 23, 2002 and (ii) one (1) business day after the satisfaction of the closing condition set forth in Section 5.2 (the "Closing Date"), but in no event later than June 5, 2002 unless otherwise agreed by the parties hereto. The Closing shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111-3143.

     1.2 Closing Delivery. On the Closing Date, subject to the terms and conditions hereof:

          (a) Each Purchaser, severally and not jointly, shall pay the applicable amount set forth opposite each such Purchaser's name on Exhibit A attached hereto by wire transfer of immediately available U.S. funds to an account designated in writing by the Company, and shall also execute and deliver to Company a receipt evidencing the receipt of the share certificate representing the Offered Securities purchased by such Purchaser; and

          (b) The Company shall execute and deliver to each Purchaser: (i) a share certificate representing the Offered Securities purchased by such Purchaser, and (ii) a customary certificate from the secretary of the Company satisfactory to such Purchaser.

SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Company Disclosure Schedule, the Company represents and warrants as of the date hereof to each Purchaser that:

     2.1 The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company and each of its Subsidiaries (as defined below) are duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification, except where the failure to be so qualified would not have a material adverse effect on transactions contemplated by this Agreement or the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole (hereinafter, a "Material Adverse Effect"). The Company has furnished representatives of the Purchasers with correct and complete copies of the charter and by-laws of the Company, both as amended and currently in effect.

     2.2 Except as set forth in the SEC Documents, the Company does not presently own, directly or indirectly, a majority of the stock or other equity interests in any entity (each, a "Subsidiary"). Each Subsidiary of the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as presently conducted. All of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is owned of record by the Company, free and clear of any lien, charge, security interest, encumbrance or claim (collectively, "Liens"), except that six (6) shares of Deltagen Europe, S.A. are held by individuals to satisfy the requirements of local law; the Company has the right to repurchase each such share for one euro ((euro)1).

     2.3 The authorized capital stock of the Company consists of: (i) seventy five million (75,000,000) shares of common stock, par value $0.001 per share ("Common Stock") and (ii) five million (5,000,000) shares of preferred stock. As of March 31, 2002, 35,267,997 shares of Common Stock have been issued and are outstanding and no shares of Preferred Stock are issued and outstanding. There are no other outstanding shares of capital stock or voting securities of the Company other than shares of Common Stock issued after March 31, 2002 under the Company's 2000 Employee Stock Purchase Plan (the "ESPP") or upon the exercise of options issued under the Company's 1998 Stock Incentive Plan, 2000 Stock Incentive Plan, or the Arcaris, Inc. 1997 Equity Incentive Plan or subject to outstanding non-qualified stock options otherwise assumed from Arcaris, Inc. (issued under Arcaris, Inc.'s former name, Ventana Genetics, Inc.). All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances created by the Company and are not subject to preemptive rights. As of the close of business on March 31, 2002, the Company has reserved an aggregate of 8,853,607 shares of Common Stock for issuance to employees, directors and independent contractors upon exercise of outstanding options to acquire shares of Common Stock issued under the Company stock option plans, an aggregate of 472,142 shares of Common Stock for issuance upon exercise of outstanding warrants, up to 547,467 additional shares of Common Stock were reserved for issuance to the former stockholders of Arcaris, Inc. upon the satisfaction of certain milestones, up to an additional 1,449,275 shares of Common Stock reserved for issuance to the former stockholders of XenoPharm, Inc. upon the satisfaction of certain milestones. Other than as contemplated by this Agreement or under the ESPP, and except as described in this Section 2.3, there are no other options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other rights or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     2.4 The Offered Securities, and all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, will have been validly issued, fully paid and non-assessable. None of the Offered Securities are or will be subject to any preemptive right or any right of refusal.

     2.5 No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and such as may be required under state securities laws and except for (i) the consent of Sprout Venture Capital, L.P., Sprout CEO Fund, L.P., DLJ Capital Corporation, DLJ ESC II, L.P., Sprout Capital VIII, L.P. and Stipa Investments, L.P. with respect to the granting of registration rights pursuant to Section 6, which has been obtained and (ii) the execution of an amendment between the Company and Bristol-Myers Squibb Company with respect to the Registration Rights Agreement dated February 16, 2002 between Company and Bristol-Myers Squibb Company. Assuming the accuracy of the information provided to The Nasdaq Stock Market, Inc. with respect to the imputed ownership of Dr. Philippe Chambon and the continued validity of the Voting Trust Agreement dated October 2, 2001 of the Sprout entities ownership of the Company's common stock, no approval of Deltagen's stockholders is required pursuant to NASD Rule 4350(i).

     2.6 This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its stockholders, directors and officers necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations hereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Offered Securities has been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

     2.7 The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not conflict with, or result in a breach or violation of (i) any of the terms and provisions of the charter or bylaws of the Company or any of its Subsidiaries, (ii)
any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the Company or any Subsidiary of the Company or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject (except where such breaches, violations or defaults individually or in the aggregate would not have a Material Adverse Effect). The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

     2.8 The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the operation of the Company's business, in each case free from Liens and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its Subsidiaries hold all leased real and personal property that are material to the operation of the Company's business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     2.9 The Company and its Subsidiaries possess all certificates, authorizations and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and to own, lease, license and use their respective properties in the manner so owned, leased, licensed and used, except to the extent that the failure to so possess would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     2.10 There are no pending legal, governmental or administrative actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties or any director, officer or employee (related to any such person's services as a director, officer or employee of the Company) that, if determined adversely to the Company or any of its
Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated. The Company has not initiated and has no plan to initiate any action, suit or proceeding that, if decided adversely to the Company, could, individually or in the aggregate, result in a Material Adverse Effect.

     2.11 No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

     2.12 Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator, governmental body or self-regulatory organization, or (iii) is in violation of any statute, rule or regulation of any governmental authority or self-regulatory organization, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

     2.13 The Company and its  Subsidiaries  maintain  insurance as set forth in
Section 2.13 of the Company Disclosure Schedule. The Company has no reason to believe that such insurance is not sufficient against such losses and risks and not in such amounts as are reasonably customary in the businesses in which the Company and the Subsidiaries are engaged.

     2.14 Except as filed under the SEC Documents, neither Company nor any of its Subsidiaries is a party to any material contract, as such contracts are defined in Reg. ss. 601(a)(10) of Regulation S-K under the Securities Act (each such contract, a "Company Contract"). Each Company Contract is valid, binding and in full force and effect and is enforceable by Company or its Subsidiaries in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equitable principles and except to the extent that the failure of a Company Contract to be valid, binding and in full force and effect would not be reasonably likely to have a Material Adverse Effect. As of the date hereof, no party to any such Company Contract has notified Company or any of its Subsidiaries that it intends to terminate such Company Contract. Company or one of its Subsidiaries has performed, in all respects, all obligations required to be performed by it to date under the Company Contracts and Company is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of Company, no other party to any of the Company Contracts, as of the date hereof, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not be reasonably likely to have a Material Adverse Effect.

     2.15 The Company has made available to representatives of the Purchasers all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since August 3, 2000, including copies of all the exhibits referenced therein (the "SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since August 3, 2000 have been so timely filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.16 Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than customary transactions involving reasonable amounts for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     2.17 The financial statements included in the SEC Documents present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the audit report or notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing.

     2.18 The Company and its Subsidiaries own or possess, or can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect, sufficient legal rights to all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property Rights") necessary to conduct their respective businesses as now operated by them and as currently proposed to be operated by them. To the Company's knowledge, the methods, products, services, works, technologies, systems and processes employed by the Company and its Subsidiaries to conduct their business do not infringe upon or misappropriate any Intellectual Property Rights of any person or entity anywhere in the world, except for Intellectual Property Rights which the Company or its Subsidiaries can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect. To the Company's knowledge, no claims or written notice (i) challenging the validity, effectiveness or ownership by Company or its Subsidiaries of any of the Intellectual Property Rights of the Company or any of its Subsidiaries, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, sale or other manner of commercial exploitation by Company infringes or will infringe on any Intellectual Property Rights of any person or entity have been asserted or, to the knowledge of the Company or any of its Subsidiaries, are threatened by any person or entity, nor are there, to the knowledge of the Company or any of its Subsidiaries, any valid grounds for any bona fide claim of any such kind except as can be cured by the Company or its Subsidiaries by procurement of Intellectual Property Rights which the Company or its Subsidiaries can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect. There has been no material default (nor does any set of circumstances exist that will cause such a default) with respect to any license granting Intellectual Property Rights to the Company or any of its Subsidiaries. To the knowledge of the Company, no employee or third party is or has been infringing or using without authorization any Intellectual Property Rights of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries uses and has used, commercially reasonable efforts to maintain the confidentiality of its trade secrets.

     2.19 Neither the Company nor any of its Subsidiaries is subject to regulation by the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act and the Regulations thereunder ("FDCA"). The Company has not received any written notices or correspondence from the FDA or any other governmental authority requiring the termination, suspension or material modification of any tests or evaluations conducted on behalf of the Company or any of its Subsidiaries.

     2.20 The Company has not, in the 12 months preceding the date hereof, received notice from The Nasdaq National Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the securities hereunder does not contravene the rules and regulations of The Nasdaq National Market.

     2.21 The Company and its Subsidiaries have timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject (unless and only to the extent that the Company and its Subsidiaries have set aside on their respective or consolidated books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and have set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company and it Subsidiaries, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or the Subsidiaries know of no basis for any such claim. Neither the Company nor any of its Subsidiaries has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's or the Subsidiaries' tax returns is presently being audited by any taxing authority.

     2.22 Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an "Affiliate") of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities; or (b) offered, solicited offers to buy or sold the Offered Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.

     2.23 Subject to the accuracy of each of the Purchaser's representations herein, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the several Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act.

     2.24 Except as disclosed in the SEC Documents, since December 31, 2001, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except as disclosed in the SEC Documents, since December 31, 2001 no material off-balance sheet liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC which would individually or in the aggregate have a Material Adverse Effect have been incurred. No material default exists with respect to or under any obligations of the Company or any Subsidiary to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid) and all contractual obligations (whether absolute or contingent) of such entity to repurchase goods sold and distributed or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

     2.25 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.26 The Company satisfies the requirements for use of Form S-3 for registration of the resale of the Offered Securities as contemplated herein. To the knowledge of the Company, there exist no facts or circumstances that could reasonably be expected to prohibit or delay the preparation or initial filing of the Registration Statement.

     2.27 The issuance of the Offered Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.

     2.28 The Company has not granted or agreed to grant any person or entity any rights (including "piggy-back" registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Offered Securities in any registration statement, except for such as have been satisfied or waived.

     2.29 All information provided to the Purchasers in connection with the transactions contemplated hereby, or contained in this Agreement and the SEC documents with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof, as follows:

     3.1 Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or partnership power and authority to consummate the transactions contemplated hereby

     3.2 Such Purchaser has full corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

     3.3 Investment Representations.

          (a) Such Purchaser is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and has the capacity to protect its own interests. Such Purchaser has not been formed solely for the purpose of entering into the transactions described herein and is acquiring the Offered Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution thereof, in whole or in part.

          (b) Such Purchaser has not and does not presently intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Offered Securities, other than to an affiliate, partner or former partner of such Purchaser in compliance with the Securities Act.

          (c) Such Purchaser acknowledges its understanding that the Company intends to sell the Offered Securities pursuant to a private placement exempt from registration under the Securities Act. In furtherance thereof, such Purchaser represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities

Act, has the financial  ability to bear the economic risk of its  investment and
has  adequate   means  for   providing   for  its  current  needs  and  personal
contingencies.

          (d) Such Purchaser agrees that it shall not sell or otherwise transfer any of the Offered Securities unless (i) pursuant to registration under the Securities Act, (ii) pursuant to Rule 144 (or any successor rule) under the Securities Act, (iii) to an affiliate, partner or former partner of such Purchaser in compliance with the Securities Act, or (iv) pursuant to an opinion of counsel reasonably satisfactory to the Company that no violation of the Securities Act will be involved in such transfer. Such Purchaser fully understands that none of the Offered Securities have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. Such Purchaser understands the lack of liquidity and restrictions on transfer of the Offered Securities and that this investment is suitable only for a person or entity of adequate financial means that has no need for immediate liquidity of this investment and that can afford a total loss of its investment.

     3.4 There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of such Purchaser threatened, against such Purchaser that challenges the validity or performance of this Agreement or which, if successful, could hinder or prevent such Purchaser from performing its obligations hereunder.

SECTION 4 CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The several obligations of each Purchaser to purchase and pay for the Offered Securities on the Closing Date will be subject to the satisfaction, or waiver by each Purchaser, of each of the conditions below:

     4.1 The representations and warranties of the Company herein must be correct and complete on the Closing Date and the Company must have performed all of its obligations hereunder required to be performed prior to the Closing Date.

     4.2 Each Purchaser must have received a customary opinion, dated the Closing Date, from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, substantially in the form attached hereto as Exhibit 4.2.

     4.3 Each Purchaser must have received a certificate, dated the Closing Date, of an officer of the Company in which such officer shall state that: the representations and warranties of the Company in Section 2 of this Agreement are correct as of such date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and there has been no Material Adverse Change since the date of this Agreement.

     4.4 The business, assets, financial condition and operations of the Company shall be substantially as represented to the Purchasers and no change shall have occurred that, in the reasonable good faith judgment of the Purchasers, is or could have a Material Adverse Effect, provided, however, that no change constituting or related solely to (i) the economy or financial markets of the United States of America in general, (ii) any change, effect or development that is primarily caused by conditions generally affecting the industry in which the Company conducts its business, or (iii) any change that is primarily caused by the announcement or pendency of this Agreement or the transactions contemplated hereby, shall be deemed to be or have a Material Adverse Effect for the purposes of this Section.

     4.5 The Company shall have paid the expenses of Purchasers' counsel not exceeding thirty-five thousand dollars ($35,000.00).

     4.6 Satisfaction of any notice period required by Nasdaq and receipt of any necessary waivers from Nasdaq.

SECTION 5 CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Offered Securities on the Closing Date to a Purchaser will be subject to the satisfaction, or waiver by the Company, of each of the conditions below:

     5.1 The representations and warranties of such Purchaser herein must be correct and complete on the Closing Date and such Purchaser must have performed all of its obligations hereunder required to be performed prior to the Closing Date.

     5.2 Satisfaction of any notice period required by Nasdaq and receipt of any necessary waivers from Nasdaq.

SECTION 6 REGISTRATION OF THE REGISTRABLE SECURITIES; COMPLIANCE WITH THE SECURITIES ACT.

     6.1 Registration Procedures. The Company is obligated to do the following:

          (a) No later than ten business days after the Closing Date (the "Filing Deadline"), the Company shall prepare and file with the SEC one or more registration statements (collectively, the "Registration Statement") on Form S-3 (unless the Company is not then eligible to register for resale on Form S-3, in which case on another appropriate form) in order to register with the SEC the resale by the Purchasers, from time to time, of the Offered Securities and any Common Stock issued as (or issuable upon the conversion of exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Offered Securities (collectively, the "Registrable Securities") through Nasdaq or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately negotiated transactions. Unless otherwise directed by the Purchasers, the Registration Statement shall contain the Plan of Distribution attached hereto as Exhibit B. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon thereafter as possible, but in any event prior to 90 days after Closing (the "Effectiveness Deadline").

          (b) Not less than five trading days prior to the filing of a Registration Statement or any prospectus contained in a Registration Statement (a "Prospectus") or any amendment or supplement thereto, the Company shall, (i) furnish to the Purchasers for their review copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference), (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as the Purchasers shall deem reasonably necessary and (iii) notify each Purchaser in writing of the information the Company requires from each such Purchaser to be included in such Registration Statement.

          (c) The Company shall (i) prepare and file with the SEC (x) such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and (y) such other filings required by the SEC, and (ii) take such other actions, in each case as may be necessary to keep the Registration Statement continuously effective and so that such Registration
Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (A) the date that the Purchasers have completed the distribution related to the Registrable Securities, or (B) such time that all Registrable Securities then held by the Purchasers can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Company shall not, during such period, voluntarily take any action that would result in the Purchasers not being able to offer and sell Registrable Securities during that period, unless such action is taken by the Company in good faith in compliance with Section 6.2(d) below.

          (d) Furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers.

          (e) Notify the Purchasers as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one trading day following the day (i) (A) when the SEC notifies the Company whether there will be a "review" of a Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) File documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Purchasers prior to the effectiveness of the Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

          (g) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption therefrom) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (h) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to any transferee pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may reasonably request.

          (i) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (j) In the event of any underwritten public offering, furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

          (k) Cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq and each other securities exchange on which similar securities issued by the Company are then listed.

          (l) The Company understands that each of the Purchasers disclaims being an underwriter, but any Purchasers being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

     6.2 Transfer of Shares After Registration; Suspension; Damages.

          (a) Each Purchaser, severally and not jointly, agrees (i) that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the

Registrable Securities or otherwise take an action that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 and as described below,
(ii) that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities, (iii) that it shall execute such documents in connection with such registration, that are customary for resale registration statements, as the Company may reasonably request, (iv) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from such Registration Statement and (v) that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution. Any delay of a Purchaser in taking the actions set forth in clauses (ii), (iii), (iv) and (v) of this Section 6.2(a) shall be deemed a "Purchaser Delay" for purposes of this Agreement.

          (b) The Company shall: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

          (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchaser (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until the Purchaser's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within forty-five (45) days after delivery of a Suspension Notice to Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(c).

          (d) Notwithstanding the foregoing paragraphs of this Section 6.2, the Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than forty-five (45) days each and not more than ninety (90) days in the aggregate in any twelve month period.

          (e) Provided that a Suspension in accordance  with  paragraphs (c) and
(d) of this Section 6.2 is not then in effect a Purchaser may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.

          (f) In the event of a sale of Registrable Securities by a Purchaser, unless such requirement is waived by the Company in writing, such Purchaser shall deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the shares may be properly transferred.

          (g) Liquidated Damages. If (i) a Registration Statement covering all of the Registrable Securities (a) is not filed with the SEC on or prior to the Filing Deadline or (b) has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or (ii) a Registration Statement ceases to be effective as to, or ceases to be available to the Purchasers with respect to, all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period other than during the continuance and for the enumerated time periods of any Suspension in accordance with paragraphs (c) and (d) of this Section 6.2 (any such event, a "Registration
Default"), then the Company shall pay each Purchaser liquidated damages in an amount equal to one percent (1.0%) of the aggregate purchase price paid by such Purchaser for the Registrable Securities available for sale under the Registration

Statement at the time of the Registration Default per calendar month, including a pro rata portion thereof for any partial calendar month, that such Registration Default continues ("Liquidated Damages"); provided, however, that no Purchaser shall be entitled to Liquidated Damages with respect to any Registrable Securities previously sold or then eligible to be sold within a three (3) month period without compliance with the registration requirements of the Securities Act under Rule 144 of the Securities Act. The Company shall not in any event be required to pay Liquidated Damages for more than one Registration Default at any given time, and upon cure of a Registration Default (by the filing or the declaration of effectiveness of the Registration Statement, as applicable) such Liquidated Damages shall cease to accrue. All accrued Liquidated Damages shall be paid in cash to the Purchasers entitled thereto, in proportion to the aggregate number of Registrable Securities beneficially owned by each such Purchaser. Notwithstanding anything in the foregoing to the contrary, all periods in clauses (i) - (ii) shall be tolled to the extent of any delays caused solely by any Purchaser Delay.

     6.3 Expenses of Registration. Except as specifically provided herein, all expenses incurred by the Company in complying with Section 6 hereof, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel to the Purchasers (which shall be in addition to any fees pursuant to Sections 4.5 and 7), blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the "Registration Expenses") shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.

     6.4 Delay of Registration; Furnishing Information. The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a registration statement regarding such Purchaser or its plan of distribution set forth in such registration statement.

     6.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6.

          (a) The Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii)
the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company; provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such Registration Statement, prospectus, amendment or supplement by such Purchaser, partner, officer, director, underwriter or controlling person of such Purchaser; provided, further, that this indemnification agreement will be in addition to any liability which the Company may otherwise have to the Purchasers.

          (b) Each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration Statement, prospectus, amendment or supplement is being filed, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchaser's partners, directors or officers or any person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Purchaser, or partner, director, officer or controlling person of such other Purchaser may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser under an instrument duly executed by such Purchaser and stated to be specifically for use in connection with such Registration Statement, prospectus, amendment or supplement; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other person registering shares under such registration, or partner, officer, director or controlling person of such other person registering shares under such Registration Statement in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of such Purchaser from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser; provided, further, that in no event shall any indemnity under this Section 6.5 exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchaser's Registrable Securities pursuant to the Registration Statement.

          (c) Promptly after receipt by an indemnified  party under this Section
6.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6.5, unless and to the extent that such failure is materially prejudicial to the indemnifying party's ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.5.

          (d) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Registrable Securities pursuant to the Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchaser's Registrable Securities pursuant to the Registration Statement.

          (e) The  obligations  of the  Company  and the  Purchasers  under this
Section 6.6 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement.

     6.6 Agreement to Furnish Information. In connection with an underwritten registration in which such Purchaser is participating, each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide such information related to such Purchaser as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act.

     6.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned (but only with the related obligations) by a Purchaser, provided (i) each transfer to each transferee or designee involve either (X) all shares of Offered Securities held by such Purchaser, (Y) not less than four hundred thousand (400,000) shares of Common Stock, or (Z) an affiliate, partner or former partner of such Purchaser, (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee or assignee agrees in writing to assume the obligations of this Section 6 and Sections 8 through 14 of this Agreement and
(iv) such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the Securities Act.

     6.8 Rule 144 Reporting. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     6.9 S-3 Eligibility. The Company will use its best efforts to meet the requirements for the use of Form S-3 for registration of the resale by the Purchasers of the Registrable Securities. The Company will use its best efforts to file all reports required to be filed by the

Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3.

     6.10 Termination of Registration Rights. The Company's obligations pursuant to this Section 6 shall terminate with respect to each Purchaser severally upon the earlier of (a) the date that any Purchaser has completed the distribution related to such Purchaser's Registrable Securities, or (b) the second anniversary of the Closing Date, with respect to any Purchaser who may at such date sell all of such Purchaser's Registrable Securities under Rule 144(k) (or any successor rule) under the Securities Act. Following a termination of the Company's obligations pursuant to the preceding sentence with respect to a Purchaser, any Offered Securities held by such Purchaser shall not be deemed to be "Registrable Securities" thereafter, and the obligations of such Purchaser pursuant to this Section 6 shall also terminate.

     6.11 Amendment of Registration Rights. Provisions of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers who then hold two-thirds ( 2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 6.11 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

SECTION 7 EXPENSES. Except as set forth in Sections 4.5 and 6.3, the Company, on the one hand, and each Purchaser, on the other hand, are each responsible for its own expenses associated with the purchases and sales of the Offered Securities pursuant to the terms of this Agreement; provided, that the Company will pay, on the Closing Date, the reasonable legal fees and expenses of one legal counsel to the Purchasers.

SECTION 8 COVENANTS OF THE PURCHASERS.

     8.1 Confidentiality of Records. Each Purchaser agrees to use, and to use its best efforts to insure that it and its authorized representatives use, the same degree of care as such person uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary, including any information previously delivered under any confidentiality or nondisclosure agreement entered into in connection with this transaction, except that such person may disclose such proprietary or confidential information to any partner, subsidiary or parent of such person for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 8.1; provided, however, information shall not be deemed to be confidential if (i) it is within the public domain or has been publicly disclosed, or enters into the public domain or is publicly disclosed through no fault of such Purchaser; (ii) was in the unrestricted possession of such Purchaser prior to its receipt from the Company; or (iii) is received from a third party not under an obligation of confidentiality with respect thereto. Notwithstanding the above, a Purchaser shall not be in violation of this Section 8.1 with regard to a disclosure that was in response to a valid order by a court or other governmental body or as required by law or regulation, provided that such Purchaser provides the Company with prior written notice of such disclosure in order to permit the Company to seek confidential treatment or other appropriate remedy of such confidential information; provided that, in the event that such confidential treatment or other remedy is not requested or obtained, the Purchaser shall furnish only that part of the confidential information that is legally required and shall exercise its reasonable best efforts to ensure that the confidential information so obtained is accorded treatment as confidential property.

     8.2 Prohibition on Use of Insider Information. Each Purchaser understands that federal and state securities laws prohibit trading in the Company's securities while such Purchaser is in the possession of "material nonpublic information" concerning the Company and/or its affiliates. Each Purchaser represents that it has been advised by its counsel of such laws and the consequences of breaking such laws.

SECTION 9 EXEMPTION FROM REGISTRATION; LEGEND. The Offered Securities will be issued under an exemption or exemptions from registration under the Securities Act, and are also subject to certain rights and obligations set forth herein. Accordingly, the certificates evidencing the Offered Securities shall, upon issuance, contain a legend substantially in the form as follows (it being understood that such legend shall not be deemed to modify the agreed right of each Purchaser to transfer securities to an affiliate, partner or former partner of such Purchaser in compliance with the Securities Act, without provision of an opinion or other contractual restriction, as contemplated pursuant to Section 3.3(d) hereof):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) THE ISSUER OF THESE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

SECTION 10 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

                  (a)      if to the Company, to:

                           740 Bay Road
                           Redwood City, CA  94063
                           Attention: Chief Financial Officer
                           Telephone: (650) 569-5100
                           Telecopy:  (650) 569-5563

                  (b)      with a copy mailed to:

                           General Counsel at above address

                  (c)      with a copy mailed to:

                           Orrick, Herrington & Sutcliffe LLP
                           400 Sansome Street
                           San Francisco, CA  94111
                           Attention:  Alan Talkington, Esq.
                           Telephone:  (415) 773-5762
                           Telecopy:   (415) 773-5759

          (d) if to a Purchaser, at its address on a Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11 AMENDMENT AND WAIVER.

     11.1 Except as set forth in Section 6.11 or otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and Purchasers.

     11.2 Except as otherwise expressly provided herein, (i) rights arising under this Agreement may only be waived in writing by the party entitled to such right and (ii) obligations under this Agreement may only be waived by the party to whose benefit the obligations runs.

SECTION 12 SUCCESSORS. Except as set forth in Section 6.7, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

SECTION 13 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements delivered pursuant hereto, including (i) the exhibits and schedules and (ii) that certain letter dated as of the date hereof delivered by the Company to Alta BioPharma Partners II, L.P., constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including any confidentiality or non-disclosure agreement entered into in connection with this transaction.

SECTION 14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 15 APPLICABLE LAW AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of laws.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, this Agreement is entered into by the undersigned parties as of the date first written above.


                            DELTAGEN, INC.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            ACQUA WELLINGTON OPPORTUNITY I LIMITED


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            T. ROWE PRICE SMALL-CAP VALUE FUND, INC.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            Castle Creek Healthcare Partners, LLC


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            Kodiak Capital, L.P.
                            By:    ____________________, Its General Partner


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            Kodiak Capital Offshore, Ltd.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            Novelly Exempt Trust


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            Kevin and Haeyoung Tang


                            By:
                                     -------------------------------------------
                                     Name:  Kevin Tang


                            By:
                                     -------------------------------------------
                                     Name:  Haeyoung Tang


                            Tang Family Trust
                            By:  Bermuda Trust Co. Ltd. as Trustee


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            Oscar L. Tang Family Trust
                            By:  Bermuda Trust (New Zealand) as Trustee


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            TANG FUND


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            ALTA BIOPHARMA PARTNERS II, L.P.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            CLSP, L.P.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            CLSP II, L.P.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            CLSP SBS-I, L.P.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            CLSP SBS-II, L.P.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------


                            CLSP OVERSEAS, LTD.


                            By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                              ----------------------------------

                            SPROUT VENTURE CAPITAL, L.P.
                            By:    DLJ Capital Corporation, Its General Partner


                                   By:
                                      ------------------------------------------
                                                   Kathleen D. La Porte
                                                     Managing Director


                            SPROUT CEO FUND, L.P.
                            By:    DLJ Capital Corporation, Its General Partner


                                   By:
                                      ------------------------------------------
                                                   Kathleen D. La Porte
                                                     Managing Director


                            DLJ CAPITAL CORPORATION


                                   By:
                                      ------------------------------------------
                                                   Kathleen D. La Porte
                                                     Managing Director


                            DLJ ESC II, L.P.
                            By: DLJ LBO Plans Management Corporation., Its General Partner


                                   By:
                                      ------------------------------------------
                                                   Kathleen D. La Porte
                                                     Attorney In Fact


                            SPROUT CAPITAL, VIII, L.P.
                            By:    DLJ Capital Corporation, Its Managing
                                   General Partner


                                   By:
                                      ------------------------------------------
                                                   Kathleen D. La Porte
                                                     Managing Director

                                    EXHIBIT B
                              PLAN OF DISTRIBUTION

     The selling stockholders may sell the shares of common stock from time to time. When we use the term "selling stockholders" in this prospectus, it includes donees, distributees, pledgees and other transferees who are selling shares received after the date of this prospectus from a selling stockholder whose name appears in "Selling Stockholders". If we are notified by a selling stockholder that a donee, distributee, pledgee or other transferee intends to sell more than 500 shares, we will file a supplement to the prospectus if required by law. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders may make these sales on the Nasdaq National Market or otherwise, at prices and terms that are then-prevailing or at prices related to the then-current market price, at fixed prices or in privately negotiated transactions. The selling stockholders may use one or more of the following methods to sell the shares of common stock:

     o a block trade in which a selling stockholder's broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

     o a broker or dealer may purchase the common stock as a principal and then resell the common stock for its own account pursuant to this prospectus;

     o an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange or Nasdaq;

     o    a pledge to secure debt and other obligations; and

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers.

          The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

          In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. To the extent required, this Prospectus will be amended and supplemented from time to time to describe a specific plan of distribution.

          Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker- dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of section 2(a)(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act. Because selling stockholders may be deemed "underwriters" within the meaning of section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

          Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

          The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities in connection with their offering of the shares, including liabilities arising under the Securities Act.

                                    EXHIBIT C
                                 DELTAGEN, INC.
                         CERTIFICATE OF SUBSEQUENT SALE

Deltagen, Inc.
740 Bay Road
Redwood City, CA 94063
Attention:  Chief Financial Officer

     RE: Sale of Shares of Common Stock of Deltagen, Inc. (the "Company") pursuant to the Company's Prospectus dated _______________, 2002 (the "Prospectus")

Dear Sir/Madam:

          The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling
Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

         Selling Stockholder (the beneficial owner):

         Record Holder (e.g., if held in name of nominee):
                                                          ----------------------

         Restricted Stock Certificate No.(s):
                                             -----------------------------------

         Number of Shares Sold:
                               -------------------------------------------------

         Date of Sale:
                      ----------------------------------------------------------

         In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Dated:                                       Very truly yours,
     -----------------
                                             By:
                                                --------------------------------

                                             Print Name:
                                                        ------------------------

                                             Title:
                                                   -----------------------------

cc:      Investor Relations
         Deltagen, Inc.
         740 Bay Road
         Redwood City, CA  94063

                                   EXHIBIT 4.2
                           OPINION OF COMPANY COUNSEL

     (1) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Deltagen Proteomics, Inc. is qualified to do business in Utah.

     (2) Each of Deltagen Proteomics, Inc. and XenoPharm, Inc. is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Deltagen Research Laboratories, L.L.C. is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware. Each of Deltagen, Deltagen Research Laboratories, L.L.C. and XenoPharm, Inc. is qualified to do business in California.

     (3) The Company has full corporate power and corporate authority to enter into, perform, and consummate the transactions contemplated by the Agreement.

     (4) The Agreement has been duly authorized by all necessary corporate action on the part of Company, has been duly executed and delivered by Company and is a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     (5) The execution, delivery, and performance of the Agreement by Company and the consummation by Company of the transactions to be consummated at Closing do not and will not (a) conflict with or violate the certificate of incorporation or bylaws of Company, (b) violate or contravene any governmental statute, rule or regulation applicable to the Company or any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which such counsel is aware or (c) result in the breach of or a default under any of the agreements listed on Annex A attached hereto.

     (6) The execution, delivery and performance of the Agreement by Company and the consummation of the transactions contemplated thereby by Company to be consummated at the Closing do not and will not require Company to obtain any consent, approval, authorization, license, waiver, qualification, order or permit of, or require the Company to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (a) for compliance with applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws and (b) any filings, registrations and qualifications which if not made, would not be expected to have a material adverse effect on the assets, financial condition or operations of the Company.

     (7) To such counsel's knowledge, there is no action, proceeding or investigation pending before any court or governmental agency or threatened in writing against the Company that questions the validity of the Agreement.

     (8) The Shares have been duly authorized by all necessary corporate proceedings on the part of Company and will be, when issued in accordance with the terms of the Agreement, validly issued, fully paid and non-assessable. To such counsel's knowledge, the Shares are free of preemptive or similar rights restricting the transfer of the Shares (other than those existing pursuant to the Agreement or under state or federal securities laws) or entitling any person to acquire any Shares of the Company.

     (9) The offer, sale and issuance of the Shares to be issued in accordance with the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Securities Law of 1968, as amended.

     (10) After giving effect to the Company's sale of the Shares and the application of the net proceeds therefrom on the date hereof, the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                                                         ANNEX A

                           List of Material Contracts

Purchase Agreement with Bristol-Myers Squibb Company dated February 8, 2002 Amendment to Purchase Agreement with Bristol-Myers Squibb Company dated
February 14, 2002
Agreement and Plan of Merger and Reorganization with Arcaris, Inc. dated
July 24, 2001
Agreement and Plan of Merger and Reorganization with XenoPharm, Inc. dated January 15, 2002
Investors' Rights Agreement dated May 27, 1999
Investors' Rights Agreement dated January 21, 2000
Common Stock Purchase Agreement with Rathmann Family Trust dated
October 10, 2001
Registration  Rights Agreement dated February 16, 2002
1998 Stock Incentive Plan
2000 Stock  Incentive  Plan
2000 Employee  Stock  Purchase Plan
Agreement  with University  of  Edinburgh*
Lease  Agreement  for 1031 Bing Street,  San Carlos, California
Addendum to Lease Agreement
First Amendment to Lease Agreement
Lease Agreement  for 1003  Hamilton  Avenue,  Menlo Park,  California
Agreement  with William Matthews, Ph.D.
Agreement with Mark W. Moore, Ph.D.
Agreement with Augustine G. Yee, Esq.
Agreement with Terry Coley, Ph.D.
Series B Preferred Stock Warrant issued to Silicon Valley Bank
Series B Preferred Stock Warrant issued to LMSI
Agreement with IGBMC
Promissory Note between Deltagen and William Matthews, Ph.D.
Promissory Note between Deltagen and Mark W. Moore, Ph.D.
Agreement with Roche Biosciences, Inc. dated October 2, 1998*
Agreement  with  Pfizer,   Inc.   dated   December  22,  1998*
Agreement  with Schering-Plough dated December 16, 1999*
Agreement with Merck dated December 21, 1999*
Agreement  with Glaxo dated June 27, 2000*
Collaboration  Agreement with Glaxo dated June 27, 2000*
Agreement with Affymetrix,  Inc. dated July 12, 2000*
Series C Preferred Stock Warrant issued to IGBMC
Lease Agreements for 1210 and 1255 Hamilton Court, Menlo Park, California Agreement with Pfizer, Inc. dated July 1, 2000*
Agreement with John E. Burke
Agreement with Richard Hawkins
Agreement with Brian Crowley
---------------
* Opinion relating to this contract will be delivered by the Company's General Counsel.

Lease Agreement for 740 Bay Road,  Redwood City,  California
Sublease Agreement for 700 Bay Road, Redwood City, California
Consent to Sublease Agreement for 700 Bay Road, Redwood City, California Agreement with Hyseq, Inc. dated October 9, 2001*
Lease Purchase Agreement dated August 29, 2001
Loan Agreement dated August 29,  2001
Guarantor  Agreement  dated  August 29,  2001
Research Subscription Agreement with Merck & Co., Inc. dated February 8, 2002* Promissory Note between Deltagen and Augustine Yee dated April 16, 2001 Promissory Note between Deltagen and Terry Coley dated April 16, 2001
Lease  Agreement for 4570 Executive  Drive, San Diego, California
Agreement with Peter L. Myers
---------------
* Opinion relating to this contract will be delivered by the Company's General Counsel